Exhibit 10.1
FORESTAR GROUP INC.
NOTICE OF MARKET-LEVERAGED STOCK UNIT AWARD
Forestar Group Inc., a Delaware corporation (“Forestar”) hereby grants Participant market-leveraged stock units (“MSUs”) subject to the terms and conditions of this Notice of Market-Leveraged Stock Unit Award (the “Notice”), the Market-Leveraged Stock Unit Award Agreement (the “Award Agreement”) and the Forestar Group Inc. 2007 Stock Incentive Plan, as amended (the “Plan”). Each MSU set forth below is a bookkeeping entry representing the equivalent value of one share of Forestar common stock. The Plan and the Award Agreement are incorporated herein by reference. Except as otherwise defined in this Notice or the Award Agreement, all terms used in this Notice shall have the meaning as defined in the Plan.
1. Vesting Schedule:
Provided Participant maintains continuous service as an employee, non-employee director or other service provider of Forestar or its Affiliates, and subject to any other terms and limitations set forth in this Notice, the Award Agreement or the Plan, the MSUs shall vest to the extent the following time-based and performance-based vesting requirements are satisfied (collectively, the “Vesting Schedule”):
     (a) Time-Based Vesting Requirement. The MSUs shall vest and become nonforfeitable on the third anniversary of the Date of Grant (the “Vesting Date”).
     (b) Performance-Based Vesting Requirement. The number of MSUs that vest on the Vesting Date shall be based on total shareholder return on Forestar common stock between the Date of Grant and the Vesting Date, as determined by the Conversion Formula; however, no MSUs shall vest on the Vesting Date, and all of the MSUs subject to this Award Agreement shall be forfeited, if the Vesting Date Fair Market Value is less than 50% of the Grant Date Fair Market Value. Whether and to what extent the MSUs shall vest pursuant to this Section 1(b) shall be determined by the Committee at a meeting following the Vesting Date (but in no event shall such meeting occur later than March 15th of the calendar year following the calendar year that contains the Vesting Date). The Committee shall certify any affirmative determination that the performance goals under this Section 1(b) have been satisfied.
Notwithstanding Sections 1(a) and (b) to the contrary, the MSUs shall automatically become fully vested upon the earlier of: (i) the consummation of a Change in Control, (ii) Participant’s death, and (iii) Participant’s Disability.
2. Risk of Forfeiture:
The MSUs shall be subject to a risk of forfeiture until such time the risk of forfeiture lapses in accordance with the Vesting Schedule. All or any portion of the MSUs subject to a risk of forfeiture shall automatically be forfeited and terminated upon the earlier of: (i) the first day Participant’s continuous service as an employee, non-employee director or other service provider of Forestar or its Affiliates is terminated (voluntarily or otherwise, for cause or not for cause); and (ii) a failure to satisfy the Performance-Based Vesting Requirement as of the Vesting Date, but only to the extent applicable.

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3. Conversion and Settlement of Vested MSUs:
As soon as practicable following the Vesting Date set forth in Section 1(a) and the Committee’s certification of the results of the Conversion Formula pursuant to Section 1(b), but in no event later than March 15th of the calendar year following the calendar year that contains the Vesting Date, the MSUs that vest pursuant to the Vesting Schedule shall be converted into whole shares of Forestar common stock and distributed to Participant.
Participant and Forestar agree that the MSUs granted herein are governed by the terms and conditions of this Notice, the Award Agreement and the Plan.

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FORESTAR GROUP INC.
MARKET-LEVERAGED STOCK UNIT AWARD AGREEMENT
     1. Grant of MSUs. Subject to the terms and conditions of the Forestar Group Inc. 2007 Stock Incentive Plan, as amended (the “Plan”), the Notice of Market-Leveraged Stock Unit Award (the “Notice”) and this Market-Leveraged Stock Unit Award Agreement (the “Award Agreement”), Forestar Group Inc. (the “Company”) hereby grants to the participant named in the Notice (“Participant”) the number of market-leveraged stock units (“MSUs”) as set forth in the grant to Participant. The Plan and the Notice are incorporated herein by reference. Except as otherwise defined in the Notice or this Award Agreement, all terms used in this Award Agreement shall have the meaning as defined in the Plan.
     2. Taxes.
          (a) Tax Liability. Participant hereby acknowledges and understands that he or she may suffer adverse tax consequences as a result of his or her rights under this Award Agreement. Participant hereby represents that he or she has consulted with any tax consultants Participant deems advisable in connection with his or her rights under this Award Agreement and that Participant is not relying on Forestar for any tax advice. In the event Forestar determines that it has a tax withholding obligation in connection with Participant’s rights under this Award Agreement, Participant agrees to make appropriate arrangements with Forestar or its Affiliate for the satisfaction of such withholding. Participant consents to Forestar or its Affiliate satisfying any withholding obligation by withholding from other compensation due to Participant in the event such satisfactory arrangements are not made. Forestar does not commit and is under no obligation to structure the MSUs to reduce or eliminate Participant’s tax liability. Participant hereby acknowledges his or her understanding that Forestar’s obligations under this Award Agreement are fully contingent on Participant first satisfying this Section 2(a). Therefore, a failure of Participant to reasonably satisfy this Section 2 in accordance with Forestar’ sole and absolute discretion shall result in the termination and expiration of this Award Agreement and all of Forestar’s obligations hereunder.
          (b) The MSUs and this Award Agreement are intended to avoid Section 409A of the Code (“Section 409A”) due to application of the short-term deferral rule. To that end this Award Agreement and the MSUs shall at all times be interpreted in a manner that is consistent with such intent. Notwithstanding any other provision in the Plan, the Notice or this Award Agreement to the contrary, the Committee shall have the right, in its sole discretion, to adopt such amendments to the Plan, the Notice or this Award Agreement or take such other actions (including amendments and actions with retroactive effect) as the Committee determines are necessary or appropriate for the MSUs to avoid application of (or comply with, as the case may be) Section 409A. To the extent Section 409A applies to the MSUs and Participant is a “specified employee,” as defined in Treasury Regulation Section 1.409A-1(i), and except as otherwise provided under the Code, no payment or benefit that is subject to Section 409A shall be made under the Notice and this Award Agreement on account of Participant’s separation from service with Forestar within the meaning of Section 409A(a)(2)(A)(i) of the Code before the date that is the first day of the seventh month beginning after the date of Participant’s separation from service (or, if earlier, the date of death of Participant or any other date permitted under Section 409A of the Code).

     3. Legality of Initial Issuance. Upon the conversion set forth in Section 3 of the Notice, no shares of Forestar common stock shall be issued unless and until Forestar has determined that: (i) Forestar and Participant have taken all actions required to register such shares under applicable securities laws or to perfect an exemption from such registration requirements, if applicable; (ii) all applicable listing requirements of any stock exchange or other securities market on which such shares are listed have been satisfied; and (iii) any other applicable provision of state or U.S. federal law or other applicable law has been satisfied.
     4. Rights as a Shareholder of Forestar. Participant’s receipt of the grant of MSUs pursuant to the Notice and this Award Agreement shall provide and confer no rights or status as a shareholder of Forestar until such MSUs are converted and granted to Participant in accordance with Section 3 of the Notice.
     5. Definitions. For purposes of this Award Agreement, the following terms shall have the meanings set forth below:
          (a) The term “Change in Control” shall mean consummation of any of the following events:
               (i) any Person (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, excluding Forestar and its Affiliates) is or becomes the Beneficial Owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of securities of Forestar (not including in the securities beneficially owned by such person any securities acquired directly from Forestar or its Affiliates) representing 20% or more of the combined voting power of Forestar’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clauses (A), (B) or (C) of Section 5(a)(iii).
               (ii) within any twenty-four month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Forestar) whose appointment or election by the Board or nomination for election by Forestar’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;
               (iii) there is consummated a merger, consolidation of Forestar or any direct or indirect subsidiary of Forestar with any other corporation or any recapitalization of Forestar (for purposes of this paragraph (iii), a “Business Event”) unless, immediately following such Business Event (A) the directors of Forestar immediately prior to such Business Event continue to constitute at least a majority of the board of directors of Forestar, the surviving entity or any parent thereof, (B) the voting securities of Forestar outstanding immediately prior to such Business Event continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Forestar or any subsidiary of Forestar, at least 60% of the combined voting power of the securities of Forestar or such surviving entity or any parent thereof outstanding immediately after such Business Event, and (C) in the event of a recapitalization, no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Forestar or such surviving entity or any parent thereof (not including in the securities Beneficially Owned by such Person any securities acquired directly from Forestar or its Affiliates) representing 20% or more of the combined voting power of the then outstanding securities of Forestar or such surviving entity or any parent thereof (except to the extent such ownership existed prior to the Business Event);
               (iv) the shareholders of Forestar approve a plan of complete liquidation or dissolution of Forestar;
               (v) there is consummated an agreement for the sale, disposition or long-term lease by Forestar of substantially all of Forestar’s assets, other than (a) such a sale, disposition or lease to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Forestar in substantially the same proportions as their ownership of Forestar immediately prior to such sale or disposition or (b) the distribution directly to Forestar’s shareholders (in one distribution or a series of related distributions) of all of the stock of one or more subsidiaries of Forestar that represent substantially all of Forestar’s assets; or
               (vi) any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.
Notwithstanding the foregoing, a “Change in Control” under Sections 5(a)(i) through (v) shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Forestar immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, own all or substantially all of the assets of Forestar as constituted immediately prior to such transaction or series of transactions.
          (b) The term “Conversion Formula” is based on total shareholder return and shall mean, subject to the 50% threshold set forth in Section 1(b) of the Notice, the product of the number of MSUs subject to this Award Agreement that vested under the Time-Based Vesting Requirement; multiplied by the following formula: [(Vesting Date Fair Market Value minus Grant Date Fair Market Value) divided by the Grant Date Fair Market Value], plus 1. Notwithstanding the foregoing, the Conversion Formula shall be limited so that its maximum payout cannot exceed the lesser of: (i) 150% of the number of MSUs granted on the Date of Grant, and (ii) the numeric limitation set forth in Section 5.2 of the Plan.
          (c) The term “Disability” shall mean the total and permanent disability of Participant. Whether a permanent disability exists shall be determined by the Committee in its sole discretion and in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time (formal or otherwise).
          (d) The term “Grant Date Fair Market Value” shall be equal to the average closing price per share of Forestar common stock for the forty trading day period ending immediately prior to the Date of Grant.
          (e) The term “Reinvested Dividends” shall mean, with respect to each cash dividend or distribution (if any) paid with respect to shares of Forestar common stock to shareholders of record on and after the Date of Grant, an amount equal to the quotient of (i) the product of (A) the amount of such cash dividends or distributions paid with respect to one share of Forestar common stock, multiplied by (B) the number of MSUs subject to this Award Agreement that vested under the Time-Based Vesting Requirement; divided by (ii) the product of (A) the fair market value of one share of Forestar common stock as of the applicable dividend record date, multiplied by (B) the number of MSUs subject to this Award Agreement that vested under the Time-Based Vesting Requirement.
          (f) The term “Vesting Date Fair Market Value” shall be equal to the sum of: (i) the average closing price per share of Forestar common stock for the forty trading day period ending immediately prior to the Vesting Date; and (ii) Reinvested Dividends. Notwithstanding the foregoing or anything in this Award Agreement to the contrary, in the event of a Change in Control the Vesting Date Fair Market Value per share of Forestar common stock shall be equal to the per share consideration provided in such Change in Control, plus Reinvested Dividends.
     6. General Provisions.
          (a) Notice. Any notice required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the U.S. Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to Participant as set forth in the Notice and to Forestar at its corporate headquarters, attention General Counsel.
          (c) Successors and Assigns. Except as provided herein to the contrary, the Notice and this Award Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.
          (d) Nonalienation of Benefits. Except as required by applicable law, no right or benefit under the Plan, the Notice or this Award Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, transfer, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If Participant shall become bankrupt or attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any right or benefit under the Plan, the Notice or this Award Agreement, then such right or benefit shall, in the discretion of the Committee, cease and terminate, and in such event, the Committee in its discretion may hold or apply the same or any part thereof for the benefit of Participant or his beneficiary, spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper. Notwithstanding the foregoing, Participant may designate one or more beneficiaries of Participant’s MSUs in the event of Participant’s death. Such designation shall be on a beneficiary designation form provided by Forestar’s Board of Directors. The terms of the Notice and this Award Agreement and this Section 6(d) shall be binding upon the executors, administrators, heirs, successors and transferees of Participant.
          (e) Severability. The validity, legality or enforceability of the remainder of the Notice and this Award Agreement shall not be affected even if one or more of the provisions of the Notice or this Award Agreement shall be held to be invalid, illegal or unenforceable in any respect.

          (f) Amendment. Forestar may amend, alter, or discontinue the Notice and this Award Agreement, however, no amendment, suspension or termination of the Notice or this Award Agreement shall materially impair the rights of Participant unless otherwise agreed between Participant and Forestar.
          (g) Administration and Interpretation. Any question or dispute regarding the interpretation of the Notice or this Award Agreement or the receipt of the MSUs hereunder shall be submitted by Participant to the Committee. The resolution of such a dispute by the Committee shall be final and binding on all parties.
          (h) Headings. The section headings in the Notice and this Award Agreement are inserted only as a matter of convenience, and in no way define, limit or interpret the scope of the Notice or this Award Agreement or of any particular section.
          (i) Counterparts. The Notice may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and deliver of this Award Agreement by that party.
          (j) Arbitration. Participant and Forestar agree that the Notice and this Award Agreement arises out of, and is inseparable from, Participant’s employment or other service with Forestar or any of its Affiliates. Participant and Forestar further agree to final and binding arbitration as the exclusive forum for resolution of any dispute of any nature whatsoever, whether initiated by Participant or Forestar, arising out of, related to, or connected with Participant’s employment or other service with, or termination by, Forestar or any of its Affiliates. This includes, without limitation, any dispute arising out of the application, interpretation, enforcement, or claimed breach of the Notice or this Award Agreement. The only exceptions to the scope of this arbitration provision are claims arising under any written agreement between Participant and Forestar or its Affiliate that expressly provides that such claims are not subject to binding arbitration. Arbitration under this provision shall be conducted under the employment dispute rules and procedures of either the American Arbitration Association or of JAMS/Endispute, according to the preference of the party initiating such arbitration. Appeal from, or confirmation of, any arbitration award under this paragraph may be made to any court of competent jurisdiction under standards applicable to appeal or confirmation of arbitration awards under the Federal Arbitration Act. This arbitration provision and related proceedings shall be subject to and governed by the Federal Arbitration Act.
          (k) Venue. To the extent Section 6(j) does not apply, the parties and their assignees hereby agree that any suit, action or proceeding arising out of or related to the Notice or this Award Agreement shall be brought in the United States District Court for the Western District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Travis County) and that all parties shall submit to the jurisdiction of such court. Except as provided in Section 6(j), the parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 6(k) shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

          (l) Entire Agreement; Governing Law. The provisions of the Notice and the Plan are incorporated herein by reference. This Award Agreement, together with the Notice and the Plan, constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings, representation and agreements of Forestar and Participant (whether oral or written, and whether express or implied) with respect to the subject matter hereof. This Award Agreement is to be construed in accordance with and governed by the internal laws of the State of Texas without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the parties.
          (m) No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE NOTICE, THIS AWARD AGREEMENT AND THE MSUs GRANTED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR INDEPENDENT CONTRACTOR OF FORESTAR FOR ANY PERIOD OR AT ANY TIME.
          (n) Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.